EXHIBIT 23.3








                    CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statement of The Kroger Co. on Form S-8 (File No. 33-29405) of our report dated April 22, 1994, on our audits of the financial statements and financial statement schedule of Dillon Companies, Inc. Employees' Stock Ownership and Savings Plan as of December 31, 1993 and 1992, and for each of the three years in the period ended December 31, 1993, which report is included in this Annual Report on Form 10-K.





(COOPERS & LYBRAND)
COOPERS & LYBRAND
Cincinnati, Ohio
April 28, 1994